Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended March 25, 2018
FREMONT, Calif., April 17, 2018 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended March 25, 2018 (the “March 2018 quarter”).
Highlights for the March 2018 quarter were as follows:

•	Shipments of $3.13 billion and revenue of $2.89 billion.

•	U.S. GAAP gross margin of 46.0%, U.S. GAAP operating margin of 28.6%, and U.S. GAAP diluted EPS of $4.33.

•	Non-GAAP gross margin of 46.8%, non-GAAP operating margin of 30.0%, and non-GAAP diluted EPS of $4.79.
Key Financial Data for the Quarters Ended
March 25, 2018 and December 24, 2017
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	March 2018	December 2017	Change Q/Q
Shipments	$3,134,677	$2,631,723	+ 19%
Revenue	$2,892,115	$2,580,815	+ 12%
Gross margin as percentage of revenue	46.0%	46.7%	- 70 bps
Operating margin as percentage of revenue	28.6%	28.6%	—
Diluted EPS	$4.33	$(0.06)	7317%

Non-GAAP
	March 2018	December 2017	Change Q/Q
Shipments	$3,134,677	$2,631,723	+ 19%
Revenue	$2,892,115	$2,580,815	+ 12%
Gross margin as percentage of revenue	46.8%	47.6%	- 80 bps
Operating margin as percentage of revenue	30.0%	30.2%	- 20 bps
Diluted EPS	$4.79	$4.34	+ 10%
U.S. GAAP Financial Results
For the March 2018 quarter, revenue was $2,892 million, gross margin was $1,331 million, or 46.0% of revenue, operating expenses were $503 million, operating margin was 28.6% of revenue, and net income was $779 million, or $4.33 per diluted share on a U.S. GAAP basis. This compares to revenue of $2,581 million, gross margin of $1,206 million, or 46.7% of revenue, operating expenses of $468 million, operating margin of 28.6% of revenue, and net loss of $(10) million, or $(0.06) per diluted share, for the quarter ended December 24, 2017 (the “December 2017 quarter”). The December 2017 results were negatively impacted by a one-time provisional charge of $757 million associated with the recently enacted U.S. tax reform, which the Company will continue to evaluate during the measurement period.
Non-GAAP Financial Results
For the March 2018 quarter, non-GAAP gross margin was $1,353 million or 46.8% of revenue, non-GAAP operating expenses were $486 million, non-GAAP operating margin was 30.0% of revenue, and non-GAAP net income was $852 million, or $4.79 per diluted share. This compares to non-GAAP gross margin of $1,228 million or 47.6% of revenue, non-GAAP operating expenses of $449 million, non-GAAP operating margin of 30.2% of revenue, and non-GAAP net income of $788 million, or $4.34 per diluted share for the December 2017 quarter.
“Lam continues to deliver strong performance, again setting new records highlighted by shipments exceeding three billion dollars in the March quarter. Fundamental to this achievement is increased strategic relevance enabling primary technology inflections now critical to our customers’ success,” said Martin Anstice, Lam Research’s Chief Executive Officer. “We remain focused on delivering long-term outperformance and making the right investments for our future.”

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $6.7 billion at the end of the March 2018 quarter compared to $6.0 billion at the end of the December 2017 quarter. This increase was primarily the result of approximately $1.1 billion of cash generated from operating activities, partially offset by approximately $80 million of net share settlement on employee stock-based compensation, $80 million of dividends paid to stockholders, $49 million of capital expenditures, and $29 million of net repayments of debt.

Deferred revenue and deferred profit at the end of the March 2018 quarter remained steady at $1.1 billion and $749 million, respectively, as compared to the end of the December 2017 quarter. Lam’s deferred revenue balance does not include shipments to customers in Japan, to whom title does not transfer until customer acceptance. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $526 million as of March 25, 2018 and $289 million as of December 24, 2017.
Geographic Distribution
The geographic distribution of shipments and revenue during the March 2018 quarter is shown in the following table:

Region	Shipments	Revenue
Korea	36%	36%
China	14%	17%
Japan	20%	14%
Taiwan	11%	12%
Southeast Asia	8%	8%
United States	6%	8%
Europe	5%	5%
Outlook
For the June 2018 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$3.000 Billion	+/-	$150 Million	—		$3.000 Billion	+/-	$150 Million
Revenue	$3.100 Billion	+/-	$150 Million	—		$3.100 Billion	+/-	$150 Million
Gross margin	46.8%	+/-	1%	$22	Million	47.5%	+/-	1%
Operating margin	29.7%	+/-	1%	$39	Million	31.0%	+/-	1%
Net income per diluted share	$4.77	+/-	$0.20	$36	Million	$5.00	+/-	$0.20
Diluted share count	179 Million			1	Million	178 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, balance sheet valuation adjustments, financing arrangements, other investments, measurement period adjustments associated with U.S. tax reform, or other significant transactions that may be completed after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin - amortization related to intangible assets acquired through business combinations, $22 million.

•	Operating margin - amortization related to intangible assets acquired through business combinations, $39 million.

•
Earnings per share - amortization related to intangible assets acquired though business combinations, $39 million; amortization of note discounts, $2 million; and associated tax benefit for non-GAAP items ($5 million); totaling $36 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2018, 1 million shares.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the March 2018 and December 2017 quarters exclude amortization related to intangible assets acquired through business combinations, acquisition and integration costs associated with a business combination, amortization of note discounts, and tax benefit of non-GAAP items. Additionally, the March 2018 quarter non-GAAP results exclude realized loss on sale or impairment of investments associated with repatriation and tax benefit on the conclusion of tax matters related to a prior business combination. The December 2017 quarter non-GAAP results exclude costs associated with business process reengineering and estimated income tax expense associated with U.S. tax reform.
Management uses non-GAAP gross margin, operating expense, operating income, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com .
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: the estimated future revenue from shipments to customers in Japan; our revenue, industry, performance and general outlooks, and their drivers; our future strategic relevance to customers; our vision of the Company's future; technology demand trends; the legal and business factors that may affect our future tax rate; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, provisional tax estimate, and diluted share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 25, 2017 and our quarterly report on Form 10-Q for the fiscal quarters ended September 24, 2017 and December 24, 2017. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.
 ###

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 25, 2018	December 24, 2017	March 26, 2017	March 25, 2018	March 26, 2017
Revenue	$2,892,115	$2,580,815	$2,153,995	$7,951,070	$5,668,713
Cost of goods sold	1,561,401	1,375,248	1,182,591	4,265,446	3,134,315
Gross margin	1,330,714	1,205,567	971,404	3,685,624	2,534,398
Gross margin as a percent of revenue	46.0%	46.7%	45.1%	46.4%	44.7%
Research and development	305,412	281,311	265,986	861,801	748,030
Selling, general and administrative	197,791	186,885	167,000	565,719	492,175
Total operating expenses	503,203	468,196	432,986	1,427,520	1,240,205
Operating income	827,511	737,371	538,418	2,258,104	1,294,193
Operating income as a percent of revenue	28.6%	28.6%	25.0%	28.4%	22.8%
Other expense, net	(55,810)	(3,152)	(7,838)	(64,464)	(86,015)
Income before income taxes	771,701	734,219	530,580	2,193,640	1,208,178
Income tax benefit (expense)	7,099	(744,174)	44,133	(834,105)	(36,839)
Net income (loss)	$778,800	$(9,955)	$574,713	$1,359,535	$1,171,339
Net income (loss) per share:
Basic	$4.80	$(0.06)	$3.52	$8.40	$7.22
Diluted	$4.33	$(0.06)	$3.10	$7.45	$6.40
Number of shares used in per share calculations:
Basic	162,378	161,135	163,408	161,885	162,225
Diluted	179,779	161,135	185,094	182,565	182,885
Cash dividend declared per common share	$0.50	$0.50	$0.45	$1.45	$1.20

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 25, 2018	December 24, 2017	June 25, 2017
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$4,698,995	$1,745,173	$2,377,534
Investments	1,785,976	3,954,526	3,663,628
Accounts receivable, net	2,082,632	2,279,044	1,673,398
Inventories	1,693,128	1,507,435	1,232,916
Other current assets	165,066	179,944	195,022
Total current assets	10,425,797	9,666,122	9,142,498
Property and equipment, net	826,500	807,340	685,595
Restricted cash and investments	256,587	255,984	256,205
Goodwill and intangible assets	1,825,891	1,866,159	1,796,668
Other assets	328,724	316,660	241,799
Total assets	$13,663,499	$12,912,265	$12,122,765
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt and capital leases	$1,423,265	$1,401,660	$908,439
Other current liabilities	2,525,155	2,510,035	2,041,676
Total current liabilities	3,948,420	3,911,695	2,950,115
Long-term debt and capital leases	1,781,731	1,789,958	1,784,974
Income taxes payable	818,700	818,880	120,178
Other long-term liabilities	230,620	118,177	280,186
Total liabilities	6,779,471	6,638,710	5,135,453
Temporary equity, convertible notes	80,973	130,424	169,861
Stockholders’ equity (2)	6,803,055	6,143,131	6,817,451
Total liabilities and stockholders’ equity	$13,663,499	$12,912,265	$12,122,765

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 164,100 as of March 25, 2018, 159,451 as of December 24, 2017, and 161,723 as of June 25, 2017.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	March 25, 2018	December 24, 2017	March 26, 2017	March 25, 2018	March 26, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$778,800	$(9,955)	$574,713	$1,359,535	$1,171,339
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	82,236	79,898	76,242	241,276	227,869
Deferred income taxes	19,060	(271,478)	27,619	(209,214)	69,867
Equity-based compensation expense	41,095	42,124	35,323	125,002	106,173
Impairment of investment	42,456	—	—	42,456	—
Loss on extinguishment of debt	—	—	—	—	36,325
Amortization of note discounts and issuance costs	4,342	4,539	6,136	13,469	19,168
Other, net	17,866	(1,108)	(4,738)	23,327	10,777
Changes in operating assets and liabilities	64,524	184,684	(292,607)	341,538	(341,508)
Net cash provided by operating activities	1,050,379	28,704	422,688	1,937,389	1,300,010
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(49,057)	(84,693)	(44,116)	(193,814)	(122,608)
Business acquisitions, net of cash acquired	—	(84)	—	(115,697)	—
Net sale (purchase) of available-for-sale securities	2,134,886	(205,701)	(418,566)	1,811,411	(1,977,744)
Transfers of restricted cash and investments	(603)	61	(982)	(382)	(5,736)
Other, net	638	(4,396)	(3,586)	(14,358)	(11,627)
Net cash provided by (used for) investing activities	2,085,864	(294,813)	(467,250)	1,487,160	(2,117,715)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(228,166)	(47,522)	(69,227)	(577,415)	(1,685,868)
Net proceeds from issuance of commercial paper	199,024	798,947	—	997,971	—
Proceeds from borrowings on revolving credit facility	—	750,000	—	750,000	—
Repayments of borrowings on revolving credit facility	—	(750,000)	—	(750,000)	—
Treasury stock purchases	(80,105)	(1,111,450)	(216,373)	(1,346,940)	(285,894)
Dividends paid	(79,739)	(73,127)	(73,337)	(225,604)	(169,786)
Reissuance of treasury stock related to employee stock purchase plan	—	34,057	17,223	34,057	36,543
Proceeds from issuance of common stock	2,517	3,073	7,964	6,632	12,544
Other, net	7	—	(70)	11	(124)
Net cash used for financing activities	(186,462)	(396,022)	(333,820)	(1,111,288)	(2,092,585)
Effect of exchange rate changes on cash and cash equivalents	4,041	842	2,992	8,200	(462)
Net increase (decrease) in cash and cash equivalents	2,953,822	(661,289)	(375,390)	2,321,461	(2,910,752)
Cash and cash equivalents at beginning of period	1,745,173	2,406,462	2,503,960	2,377,534	5,039,322
Cash and cash equivalents at end of period	$4,698,995	$1,745,173	$2,128,570	$4,698,995	$2,128,570

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	March 25, 2018	December 24, 2017
Revenue	$2,892,115	$2,580,815
Gross margin	$1,353,056	$1,227,961
Gross margin as percentage of revenue	46.8%	47.6%
Operating expenses	$486,022	$448,667
Operating income	$867,034	$779,294
Operating margin as a percentage of revenue	30.0%	30.2%
Net income	$851,795	$787,863
Net income per diluted share	$4.79	$4.34
Shares used in per share calculation - diluted	177,786	181,655
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 25, 2018	December 24, 2017
U.S. GAAP net income (loss)	$778,800	$(9,955)
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	22,342	22,394
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	17,074	17,074
Costs associated with business process reengineering - selling, general and administrative	—	1,362
Business combination acquisition and integration related costs - selling, general and administrative	107	1,093
Amortization of note discounts - other expense, net	2,860	3,410
Realized loss on sale or impairment of investments - other expense, net	46,641	—
Net income tax benefit on non-GAAP items	(11,518)	(4,404)
Income tax benefit on the conclusion of certain tax matters	(4,511)	—
Income tax expense associated with U.S. tax reform	—	756,889
Non-GAAP net income	$851,795	$787,863
Non-GAAP net income per diluted share	$4.79	$4.34
GAAP net income (loss) per diluted share	$4.33	$(0.06)
U.S. GAAP number of shares used for per diluted share calculation	179,779	161,135
Effect of potentially dilutive securities:
Employee stock plans	—	2,757
Convertible notes	—	15,423
Warrants	—	4,721
Effect of convertible note hedge	(1,993)	(2,381)
Non-GAAP number of shares used for per diluted share calculation	177,786	181,655

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	March 25, 2018	December 24, 2017
U.S. GAAP gross margin	$1,330,714	$1,205,567
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	22,342	22,394
Non-GAAP gross margin	$1,353,056	$1,227,961
U.S. GAAP gross margin as a percentage of revenue	46.0%	46.7%
Non-GAAP gross margin as a percentage of revenue	46.8%	47.6%
U.S. GAAP operating expenses	$503,203	$468,196
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(17,074)	(17,074)
Costs associated with business process reengineering	—	(1,362)
Business combination acquisition and integration related costs	(107)	(1,093)
Non-GAAP operating expenses	$486,022	$448,667
Non-GAAP operating income	$867,034	$779,294
U.S. GAAP operating margin as percent of revenue	28.6%	28.6%
Non-GAAP operating margin as a percent of revenue	30.0%	30.2%